AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 11, 2002
                                            REGISTRATION NO. 333-[_________]
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------


                                    FORM S-8


                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         ------------------------------



                            ON TECHNOLOGY CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                                              04-3162846
           --------                                              ----------
 (State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                  WALTHAM WOODS
                          880 WINTER STREET, BUILDING 4
                             WALTHAM, MA 02451-1449
                -------------------------------------------------
               (Address of Principal Executive Offices; Zip Code)


                  1995 DIRECTORS STOCK OPTION PLAN, as amended
                            (Full title of the plan)


                         ------------------------------

      ROBERT L. DORETTI                                      COPIES TO:
  ON TECHNOLOGY CORPORATION                               GABOR GARAI, ESQ.
        WALTHAM WOODS                               EPSTEIN BECKER & GREEN, P.C.
880 WINTER STREET, BUILDING 4                       75 STATE STREET, 27TH FLOOR
   WALTHAM, MA 02451-1449                                 BOSTON, MA 02109
       (781) 487-3300                                      (617) 342-4000

(Name, address and telephone number, including area code, of agent for service)

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

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                          PROPOSED MAXIMUM   PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF              AMOUNT TO BE      OFFERING PRICE       AGGREGATE          AMOUNT OF
  SECURITIES TO BE REGISTERED         REGISTERED (1)(2)     PER SHARE (3)     OFFERING PRICE    REGISTRATION FEE
-----------------------------------   -----------------   ----------------   ----------------   ----------------
Common Stock, $0.01 par value to
be issued under the 1995 Directors
Stock Option Plan, as amended           100,000 Shares          $3.09            $309,000.00         $73.85
================================================================================================================

1. This Registration Statement relates to the registration of an additional 100,000 shares of Common Stock under the 1995 Directors Stock Option Plan, as amended. Under an earlier Registration Statement relating to the Plan (File No. 33-95192), the Registrant registered 100,000 shares of Common Stock.

2. Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the employee benefit plan described herein.

3. Pursuant to Rule 457(c) under the Securities Act, the proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low prices of shares of Common Stock of the Registrant as reported on the Nasdaq National Market on January 8, 2002, a date that is within five business days of which this Registration Statement is being filed.


























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

                      REGISTRATION OF ADDITIONAL SECURITIES
                        PURSUANT TO GENERAL INSTRUCTION E

         The contents of the Registrant's earlier Registration Statement on Form S-8 as filed with the Commission on July 31, 1995 (File No. 33-95192) (the "Prior S-8") are incorporated herein by reference. Unless otherwise specified, capitalized terms herein shall have the meanings ascribed them in the Prior S-8.

         The Registrant is registering 100,000 shares of its Common Stock under this Registration Statement, all of which are reserved for issuance under the Registrant's 1995 Directors Stock Option Plan, as amended (the "Directors Plan"). Under the Prior S-8, the Registrant had registered 100,000 shares of its Common Stock that had been, or were eligible to be, issued under the Directors Plan.



                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT



ITEM 8.       EXHIBITS

Exhibit No.   Description
-----------   -----------

  4.1         1995 Directors Stock Option Plan, as amended

  5.1         Opinion of Epstein Becker & Green, P.C., counsel to the Registrant

  23.1        Consent of Epstein Becker & Green, P.C. (included in Exhibit 5.1)

  23.2        Consent of Arthur Andersen LLP

  24.1 Power of Attorney, ON Technology Corporation (reference is made to the signature page of this Registration Statement)

  24.2 Power of Attorney, 1995 Directors Stock Option Plan, as amended (reference is made to the signature page of this Registration Statement)














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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 11th day of January, 2002.

                                                   ON TECHNOLOGY CORPORATION


                                                   By: /s/ STEVEN R. WASSERMAN
                                                       -----------------------
                                                       Steven R. Wasserman,
                                                       Chief Financial Officer



         Pursuant to the requirements of the Securities Act of 1933, the Members of the Compensation Committee of the Board of Directors of the Registrant have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 11th day of January, 2002.


                                                   1995 DIRECTORS STOCK OPTION
                                                   PLAN, AS AMENDED


                                                   By: /s/ STEVEN R. WASSERMAN
                                                       -----------------------
                                                       Steven R. Wasserman,
                                                       Chief Financial Officer

                                  EXHIBIT INDEX





Exhibit No.   Description
-----------   -----------

  4.1         1995 Directors Stock Option Plan, as amended

  5.1         Opinion of Epstein Becker & Green, P.C., counsel to the Registrant

  23.1        Consent of Epstein Becker & Green, P.C. (included in Exhibit 5.1)

  23.2        Consent of Arthur Andersen LLP

  24.1 Power of Attorney, ON Technology Corporation (reference is made to the signature page of this Registration Statement)

  24.2 Power of Attorney, 1995 Directors Stock Option Plan, as amended (reference is made to the signature page of this Registration Statement)
































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